UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

SPLINEX TECHNOLOGY, INC.
(Name of Registrant As Specified In Its Charter)

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SPLINEX TECHNOLOGY, INC.
201 South Biscayne Blvd.
Suite 2804
Miami, Florida 33131

NOTICE OF ACTION TO BE TAKEN BY CONSENT
OF STOCKHOLDERS

February 15, 2008

Dear Stockholder:

On February 8, 2008 the Board of Directors of Splinex Technology, Inc. (“Splinex” or the “Company”) adopted a resolution recommending the Company amend its Certificate of Incorporation to change its name to TOT Energy, Inc. The Company’s majority stockholder has approved the proposed name change through action taken by consent and without a meeting, as authorized by Section 228 of the Delaware General Corporation Law. The action recommended by the Board of Directors and approved by the Company’s majority stockholder pursuant to Section 141 of the Delaware General Corporation Law will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on February 8, 2008.

On February 8, 2008, the Board of Directors of Splinex Technology, Inc. adopted a resolution recommending an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock. The Company’s majority stockholder has approved the proposed amendment to the Company’s Certificate of Incorporation through action taken by consent and without a meeting, as authorized by Section 228 of the Delaware General Corporation Law. The actions recommended by the Board of Directors and approved by the Company’s majority stockholder pursuant to Section 228 of the Delaware General Corporation Law will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on February 8, 2008.

A copy of the Certificate of Amendment which has been recommended by the Company’s Board of Directors is attached to this Information Statement.

We are not asking you for a proxy, nor are we asking you to respond to this notice in any other way. The purpose of this notice is only to provide you with information regarding the actions which have been approved by our Board of Directors and our majority stockholder.

Sincerely,

BY: /S/ Mike Zoi
Mike Zoi
Chief Executive Officer

INFORMATION STATEMENT
ACTION TAKEN BY CONSENT OF STOCKHOLDERS
OF SPLINEX TECHNOLOGY, INC.

This information statement (this “Information Statement”) is furnished to the holders of the common stock of Splinex Technology, Inc., (the “Company”) on behalf of the Company in connection with (i) amendment of the Certificate of Incorporation of the Company to change the name of the Company to Tot Energy, Inc., and (ii) the approval to increase the number of authorized shares of the Company’s capital stock. These actions have been recommended by the Company’s Board of Directors and approved by the Company’s majority stockholder, Splinex, LLC (the “Consenting Stockholder”), pursuant to and in accordance with the provisions of the Delaware General Corporation Law. These actions will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on February 8, 2008 (the “Record Date”). This Information Statement is first being mailed to stockholders on or about February 15, 2008.

The Company’s principal executive offices are located at 201 South Biscayne Blvd., Suite 2804, Miami, Florida 33131.

THE PURPOSE OF THIS INFORMATION STATEMENT IS TO PROVIDE YOU WITH NOTICE OF THE ACTIONS WHICH HAVE BEEN PROPOSED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL FOR AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has unanimously adopted and the Consenting Stockholders have approved an amendment to the Certificate of Incorporation of Splinex Technology, Inc. (the "Articles Amendment") to change the name of the Company from "Splinex Technology, Inc." to "TOT Energy, Inc." The text of the Articles Amendment is attached as Appendix A and is incorporated herein by reference.

In the judgment of the Board of Directors, the change of the Company's corporate name is desirable in view of the recent acquisition of the Company’s parent company and the decision of the management of the Company that the Company should focus on business opportunities in the oil and gas industry.

The Articles Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware, which will occur on or about March 7, 2008. Under federal securities, laws, The Company cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to the Certificate of Incorporation of the Company to increase the total number of shares of capital stock which the Company has the authority to issue from 250,000,000 to 400,000,000 shares of common stock, while leaving the authorized shares of preferred stock at 100,000,000. The text of the amendment is contained in the Articles Amendment as attached as Appendix A and is incorporated herein by reference.

The Board of Directors has deemed it advisable and in the best interests of the Company to amend Article IV of the Certificate of Incorporation to increase the authorized number of shares of Common Stock to 500,000,000 with 400,000,000 shares of common stock and 100,000,000 shares of no par value preferred shares. The purpose of such increase is to place the Company in a position where it will continue to have a sufficient number of shares of authorized and unissued Common Stock which can be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors of the Company without the expense and delay of a special stockholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) issuance in connection with any desirable acquisitions which may be presented to the Company, (b) the payment of stock dividends or issuance pursuant to stock splits, (c) the issuance of Common Stock upon exercise of options granted under a stock option plan or in connection with other employee benefit plans, (d) the issuance of Common Stock upon the conversion of any Preferred Stock (if any), the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time, and (e) issuance in connection with an offering to raise capital for the Company.

The authorized shares of Common Stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the stockholders, except as may be required by the Articles of Incorporation, as amended, and applicable laws and regulations.

The Articles Amendment may have the result of making it more difficult for any persons or group of persons, other than the current principal stockholders and management, to acquire control of the Company by expanding the ability of the Company to issue shares and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. Although the Articles Amendment might have such effect, the Articles Amendment has been proposed by the Board of Directors for the reasons set forth above and not for anti-takeover reasons. the Company is not aware of any present effort to accumulate shares of Common Stock or to attempt to change control of the Company.

Despite the proposed increase in authorized common shares, the large number of common shares already outstanding and the Company’s long term goal of having its common stock traded on one or more major exchanges (which may require substantially higher common stock prices than that at which the Company’s stock is currently traded), the Company does not have a current plan to engage in a reverse split of its common shares. While the Company may eventually engage in a reverse split of its common shares, it would only approve such an action at such time that it believed the reverse split would result in improved stockholder value.

The text of the Articles Amendment is attached as Appendix A and is incorporated herein by reference. The Articles Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware, which will occur on or about March 7, 2008. Under federal securities, laws, the Company cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

EFFECT OF THE AMENDMENT

The amendment will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, unless and until additional shares of common stock authorized through the amendment are issued.

The amendment will have the following effects upon the shares of the Company’s capital stock outstanding and the number of authorized and unissued shares of capital stock:

*	The number of shares of common stock owned by each stockholder will remain the same;
*	The number of shares of authorized common stock will increase to 500,000,000 shares;
*	The par value of the common stock will remain unchanged.
*	The number of authorized, but to date unissued, preferred stock remains at 100,000,000 shares.

NO RIGHTS OF APPRAISAL

Under the Laws of Delaware, the Company’s dissenting stockholders are not entitled to appraisal rights with respect to the amendment, and the Company will not independently provide its stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Company believes that there are no federal income tax consequences to holders of common stock. However, the Company’s beliefs regarding the tax consequence of the amendment are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the amendment.

APPROVAL OF PROPOSED AMENDMENTS

RECORD DATE

The Company set February 8, 2008 (the “Record Date”), as the record date for purposes of determining the stockholders of record who are entitled to receive notice of the amendment of the Certificate of Incorporation.

REQUIRED APPROVAL

On February 8, 2008, the Company’s Board of Directors unanimously approved the proposed amendments to the Certificate of Incorporation to change the name of the Company to TOT Energy, Inc. and to increase the number of authorized shares of the Company’s capital stock and recommended that such proposal be submitted for stockholder approval.

Adoption of the proposed amendment to the Certificate of Incorporation requires the approval of the Company’s stockholders holding not less than a majority of the Company’s issued and outstanding common stock. As of the Record Date, there were 214,297,769 shares of common stock issued and outstanding, each share entitled to a single vote, of which 201,072,334 shares, or approximately 93.83%, were owned by Splinex, LLC. Rather than calling a meeting of its stockholders to vote on the approval of the proposed amendment to the Certificate of Incorporation, the Company obtained the approval of the proposed actions from Splinex LLC, the holder of a majority of the Company’s issued and outstanding common stock, by written consent in lieu of a meeting.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, the actions recommended by the directors and approved by written consent of the majority stockholder will not take effect any earlier than 20 calendar days after the date on which this Information Statement is sent or given to all persons who were holders of record of the Company’s issued and outstanding common stock on the Record Date. The amendment will become effective upon filing with the State of Delaware.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF /
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information as of February 8, 2008 about stockholders whom we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our directors, named executive officers who are currently serving as our officers or have been a director or executive officer of the registrant since the beginning of 2008, and our directors and executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. As of February 8, 2008, there were 214,297,769 shares of common stock were outstanding. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. The holders of our shares of common stock are entitled to one vote for each outstanding share on matters submitted to our stockholders. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Splinex Technology, Inc., 201 South Biscayne Blvd., Suite 2804, Miami, Florida 33131.

	Amount Of		Percent
	Beneficial		Of
Name	Ownership		Class
Splinex, LLC	201,072,334	(1)	93.83%
Mike Zoi	201,072,334	(2)	93.83%
Gerard Herlihy	300,000	(3)	*
Curtis Wolfe	0		*
Directors and officers as a group (three persons)	201,072,334		93.85%

Notes are on following page.

Notes:
(1)	Includes 102,875,000 shares of the 113,500,000 issuable pursuant to that certain Exchange Agreement dated December 18, 2007.
(2)	Splinex, LLC is wholly-owned by TGR Capital, LLC which in turn is wholly-owned by Mr. Zoi.
(3)	Includes options to purchase 300,000 shares that are exercisable within 60 days of the Record Date at a price of $0.10 per share.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 201 South Biscayne Blvd., Suite 2804, Miami, FL 33131, or by calling the Company at (305) 913-1611 and requesting a copy of the Information Statement. Security holders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

Exhibit A

ARTICLES OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
SPLINEX TECHNOLOGY, INC.

        Pursuant to Section 141 of the General Corporation Law of the State of Delaware, the undersigned, being the Chief Executive Officer of SPLINEX TECHNOLOGY, INC., a Delaware corporation bearing document number 3762193 (the “Corporation”), does hereby certify:

FIRST:
At a meeting of the Board of Directors of the Corporation held on February 8, 2008, the Board unanimously approved amendments to the Corporation’s Certificate of Incorporation changing the name of the Corporation to:
TOT ENERGY, INC.

SECOND:	The first paragraph of Article IV of the Corporation’s Certificate of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:

“ARTICLE IV
CAPITAL STOCK

The total number of shares of all classes of stock which the corporation has authority to issue is 500,000,000 shares, consisting of two classes: 400,000,000 shares of Common Stock, $0.001 par value per share, and 100,000,000 shares of Preferred Stock, $0.001 par value per share.

THIRD:	Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

FOURTH:	These Articles of Amendment shall be effective as of the date and time of filing

FIFTH:
These Articles of Amendment have been approved and adopted by the stockholders of the Corporation holding a majority of the votes entitled to be cast on the amendments, by Written Consent of the Stockholders dated February 8, 2008 pursuant to Section 228 of the General Corporation Law of Delaware. Therefore, the number of votes cast for the amendments to the Corporation’s Certificate of Incorporation by the stockholders of the Corporation were sufficient for approval.

        IN WITNESS WHEREOF, said Corporation has caused these Articles of Amendment to be signed in its name by its Chief Executive Officer on March 7, 2008.

SPLINEX TECHNOLOGY, INC.

BY: /S/ MIKE ZOI
Mike Zoi
Chief Executive Officer